FOR IMMEDIATE RELEASE

                                                         CONTACT:
                                                Erich J. Stegich
                                                Director of Communications
                                                Telephone:  (631) 435-1199
                                                Fax:  (631) 435-2113
                                                Email: estegich@mecnet.com


            MANCHESTER TECHNOLOGIES NAMES NEW CHIEF FINANCIAL OFFICER


Hauppauge, NY, August 7, 2002- Manchester Technologies, Inc. (NASDAQ: MANC) a leading solutions provider, today announced the appointment of Elan Yaish, CPA, to the position of Chief Financial Officer, effective immediately. As CFO, Mr. Yaish will be responsible for all aspects of the financial operations and planning of the Company. In addition, Mr. Yaish will be responsible for the treasury, investor relations and corporate development functions of the Company.

Mr. Yaish joins Manchester with more than a decade of experience in accounting in the public and private sector. Most recently, he served as the Assistant Vice President of Finance for Comverse Technology, Inc., where he managed more that $1.8 billion in cash and investments. During his tenure at Comverse Mr. Yaish was responsible for SEC reporting, was involved in mergers and acquisitions and was instrumental in the initial public offerings of Comverse's subsidiaries.

"We are very pleased to have Elan on board. His extensive experience in financial management in the technology sector makes him a welcome addition to our senior management team," said Barry R. Steinberg, CEO of Manchester. "Elan's mergers and acquisitions experience will prove useful to Manchester as we continue to pursue acquisitions as part of our growth strategy."

Commenting on his new position, Mr. Yaish stated, "I look forward to working with the Manchester team. I am very impressed with the underlying strength of the Company, and I am very excited about its prospects for the future. Manchester has a solid business model and I look forward to providing financial leadership."

Prior to working at Comverse Technology, Mr. Yaish was Vice President of Finance for Trans-Resources, Inc., where he oversaw all areas of accounting and finance for a $500 million multi-national agricultural and industrial chemical company. Before joining Trans-Resources, he was employed at Deloitte & Touche LLP.


About Manchester Technologies, Inc.:
Manchester Technologies, Inc., founded in 1973, is a single-source solutions provider specializing in hardware and software procurement, custom networking, storage, enterprise and Internet solutions. Manchester engineers provide answers to companies' MIS needs by combining comprehensive analysis, design and integration services with a complete line of competitively priced products and peripherals from the industry's leading vendors. For more information about Manchester, visit the Company's web site at http://www.e-manchester.com
                                                       ###

This press release includes information that may constitute forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact, including, without limitation, those with respect to Manchester Technologies, Inc.'s objectives, plans and strategies set forth herein and those preceded by or that include the words "believes," "intends," "expects," "will," "plans," "anticipates," or similar expressions, are forward-looking statements. These forward-looking statements speak only as of the date of this press release. Manchester's actual results may differ materially from the results discussed herein as a result of a number of unknown factors, including, without limitation, the risks set forth in Manchester's Annual Report on Form 10-K for the year ended July 31, 2001, and those set forth from time to time in Manchester's other filings with the Securities and Exchange Commission. Manchester assumes no obligation to update any of the information referenced in this press release.